                                                                    Exhibit 99.2

================================================================================

                               VLCC CHARTER PARTY

                                  dated as of

                               December 19, 1996

                                     among

                              DUMOCO EAGLE TRUST,
          a trust created pursuant to the Delaware Business Trust Act under the Declaration and Agreement of Trust
                         dated as of November 22, 1996,
                           by the Owner Participant,

                                     Owner

                                      and

                      MOBIL MARINE FINANCE COMPANY II INC.

                                   Charterer
________________________________________________________________________________

                           Charter of VLCC M/V EAGLE



================================================================================

AS SET FORTH IN ARTICLE 20 OF THIS CHARTER PARTY, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER IN AND TO THIS CHARTER PARTY HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF STATE STREET BANK AND TRUST COMPANY, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE, AND SECURITY AGREEMENT DATED AS OF DECEMBER 19, 1996 BETWEEN THE OWNER TRUST AND THE INDENTURE TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS CHARTER PARTY HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS CHARTER PARTY CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS CHARTER PARTY MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.

                               TABLE OF CONTENTS

                                                       Page
                                                       ----

ARTICLE 1.      Definitions...........................  1

ARTICLE 2.      Effective Date and Charter Period.....  2

ARTICLE 3.      Hire..................................  2

     (a) Bareboat Hire................................  2
     (b) Supplemental Hire............................  2
     (c) Base Hire and Additional Base Hire...........  2
     (d) Excess Hire and Additional Excess Hire.......  3
     (e) Method of Payment............................  3
     (f) Late Payment.................................  3
     (g) Minimum Payment..............................  3

ARTICLE 4.      Description of the Vessel;
                Documentation.........................  4

ARTICLE 5.      Owner's Warranties and Representations
                and Certain Charterer Undertakings....  4

ARTICLE 6.      Delivery Date.........................  5

     (a) Delivery.....................................  5
     (b) Delivery Conditions..........................  5
     (c) Determination to Accept Delivery.............  7
     (d) Notice of Delivery...........................  7

ARTICLE 7.      Quiet Enjoyment; Use and Trade of the
                Vessel................................  8

ARTICLE 8.      Condition Upon Delivery...............  8

ARTICLE 9.      Net Charter...........................  10

ARTICLE 10.     Manning...............................  11

ARTICLE 11.     Maintenance; Inspection...............  11

     (a) Maintenance..................................  11
     (b) Inspection...................................  13
     (c) Daily Operating Costs........................  13

ARTICLE 12.     Fuel, Lubricants, Water, Stores,
                Equipment and Spare Replacement Parts.  13

ARTICLE 13.     Vessel Modification.................... 15

     (a) Required Modifications........................ 15

        (b) Optional Modifications......................  15
        (c) Title to Modifications......................  15
        (d) Payment for Modifications and Replacement
            Components..................................  16
        (e) Replacement of Components; Removal of
            Property....................................  17

ARTICLE 14.     Event of Loss...........................  18

        (a) Notice of Event of Loss.....................  18
        (b) Payment of Termination Value, Etc...........  18
        (c) Application of Other Payments upon the
            Occurrence of an Event of Loss..............  19
        (d) Application of Payments Not Relating to an
            Event of Loss...............................  19
        (e) Application During Charter Event of Default.  19

ARTICLE 15.     Liens...................................  20

        (a) Owner's Liens...............................  20
        (b) Charterer Liens.............................  20
        (c) Copy of Documents on Board Vessel...........  20
        (d) Identification of Vessel....................  20
        (e) Lien on Cargoes.............................  21

ARTICLE 16.     Insurance...............................  21

        (a) Coverage....................................  21
        (b) Additional Insurance........................  22
        (c) Certain Terms of Insurance..................  22
        (d) Notice of Accidents.........................  23
        (e) Application of Proceeds of Insurance........  23
        (f) Application During Charter Event of Default.  24

ARTICLE 17.     Requisition.............................  24

ARTICLE 18.     Early Termination.......................  24

        (a) Decision....................................  24
        (b) Notice of Termination.......................  25
        (c) Sale of Vessel Interest; Termination Payment  25
        (d) Continuation of Charter Party...............  26
        (e) Retention of Vessel Interest by Owner.......  26

ARTICLE 19.     Redelivery..............................  27

ARTICLE 20.     Assignment by Owners; Subcharters.......  28

ARTICLE 21.     Charter Event of Default................  31

ARTICLE 22.     Remedies................................  34

        (a) In General..................................  34

        (b) Continuing Obligations......................  36
        (c) Remedies Cumulative.........................  37
        (d) No Consequential Damages....................  37

ARTICLE 23.     Special Termination.....................  37

        (a) Special Termination Events..................  37
        (b) Termination.................................  38
        (c) Termination upon Termination of Head Lease..  38

ARTICLE 24.     Vessel Plans and Drawings...............  39

ARTICLE 25.     Wreck Removal...........................  39

ARTICLE 26.     General Average.........................  39

ARTICLE 27.     Salvage.................................  39

ARTICLE 28.     Notices.................................  39

ARTICLE 29.     Applicable Law; Miscellaneous...........  40

        (a) Governing Law; Disputes.....................  40
        (b) Complete Agreement..........................  40
        (c) Amendments..................................  40
        (d) Severability of Provisions..................  40
        (e) Headings....................................  41
        (f) Counterpart Execution.......................  41
        (g) Successors and Assigns......................  41
        (h) Investment of Security Funds................  41
        (i) Immunities; Satisfaction of Undertakings;
            Successor Owner Trustee.....................  42
        (j) Performance of Obligations to Indenture
            Trustee and Holders.........................  42
        (k) True Lease..................................  43
        (l) Survival of Agreements......................  43

SCHEDULES

     Appendix A     Definitions

     Schedule 1     Description of Vessel; Owner's Cost

     Schedule 2     Bareboat Hire

     Schedule 3     Termination Values

                             BAREBOAT CHARTER PARTY
                             ----------------------

          AGREEMENT made as of the 19th day of December, 1996 between DUMOCO EAGLE TRUST, a trust created pursuant to the Delaware Business Trust Act (hereinafter called "Owner"), having an office and authorized to conduct business at Elizabethan Square, Grand Cayman, Cayman Islands and created under the Declaration and Agreement of Trust, under which Deutsche Morgan Grenfell (Cayman) Limited, a Cayman Islands banking corporation is the Managing Trustee (together with its permitted successors and assigns, the "Managing Trustee") (the Managing Trustee acting not individually, but solely as trustee for the Owner Trust, being the "Owner Trustee"), and Mobil Marine Finance Company II Inc., a Delaware corporation having an office and place of business at 3225 Gallows Road, Fairfax, VA 22037 (hereinafter called "Charterer"), whereby Owner will let and demise and Charterer will hire the very large crude carrier identified in Schedule 1 (hereinafter called the "Vessel").

          WHEREAS, Owner has acquired title to the Vessel;

          WHEREAS, Owner has entered into a Conditional Sale Agreement dated November 25, 1996 with the U.K. Lessor providing for the sale of the Vessel on the terms stated therein to the U.K. Lessor;

          WHEREAS, Owner has entered into the Head Lease with the U.K. Lessor pursuant to which the U.K. Lessor's interest in the Vessel has been let to the Owner for the U.K. Lease Term; and

          WHEREAS, Owner wishes to subject its interests in the Vessel, including such interests under the Conditional Sale Agreement and the Head Lease, to a charter in favor of the Charterer upon the terms set forth herein;

          NOW THEREFORE, in consideration of $1.00 in hand paid and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                                  Definitions
                                  -----------

          For the purposes hereof, capitalized terms used herein (including those used in the preamble and in the foregoing recitals) and not otherwise defined herein shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Charter Party and shall be subject to amendment in accordance with the terms hereof. References in this Charter Party to

Articles, subarticles, clauses, Schedules, Appendices and Exhibits are to Articles, subarticles and clauses of, and Schedules, Appendices and Exhibits to, this Charter Party unless otherwise indicated.


                                   ARTICLE 2.

                       Effective Date and Charter Period
                       ---------------------------------

          Owner agrees to let and demise and Charterer agrees to hire all of Owner's right, title and interest in the Vessel upon the terms and conditions set forth in this Agreement for the Charter Period. As of the Charter Termination Date, the Vessel shall, except as otherwise expressly provided herein, be redelivered to Owner or its designee pursuant to the terms of Article
19. This Agreement shall be binding and effective immediately upon execution hereof notwithstanding any failure of the Delivery Date to occur.


                                   ARTICLE 3.

                                      Hire
                                      ----

          (a) Bareboat Hire.  Charterer shall pay to Owner, as charter hire for
              -------------
the Vessel Interest, Bareboat Hire in installments with respect to each Rate Period during the Charter Period on the dates and in the amounts provided in Articles 3(c) and (d). Each installment of Bareboat Hire shall be in arrears. Bareboat Hire with respect to any charter entered into pursuant to Article 19(c) following the expiration of this Charter Party shall be payable as provided in
Article 19(c).

          (b) Supplemental Hire.  Charterer shall pay to Owner, for its own
              -----------------
account, or to the Person entitled thereto, as provided herein or in any other Operative Document, any and all Supplemental Hire promptly as the same shall become due and payable. As part of Supplemental Hire hereunder, Charterer shall pay the Make-Whole Amount, if any, payable upon any redemption of the Secured Notes under the Indenture as and when such Make-Whole Amount is due, provided
                                                                     --------
that Charterer shall not be required to pay any Make-Whole Amount in respect of the redemption or purchase of the Secured Notes pursuant to Section 3.06 of the Indenture.

          (c) Base Hire.  Base Hire shall be payable to Owner semi-annually in
              ---------
arrears on the Base Hire Payment Dates in the amounts and commencing on the date set forth in Schedule 2. Under no circumstances shall the Bareboat Hire for any Rate Period be lower than the Base Hire for such Rate Period.

          (d) Excess Hire and Additional Excess Hire.   Payment of Excess Hire
              ---------------------------------------
and Additional Excess Hire shall be payable to Owner or in accordance with its instructions, semi-annually in arrears on February 1 and August 1 of each year following the applicable Rate Period. The amount of Excess Hire and Additional Excess Hire shall be determined in accordance with Schedule 2A.

          (e) Method of Payment.  Subject to Article 20(b), all Bareboat Hire
              -----------------
and Supplemental Hire payable to Owner shall be paid to the Owner's account specified in Schedule 1 to the Participation Agreement or to such other Person or account at such other place as Owner shall specify in writing to the Charterer at least five Business Days prior to the due date thereof. All Supplemental Hire payable to any Person other than Owner pursuant to any Operative Document shall be paid directly to such Person as provided in such Operative Document. Each payment of Hire shall be made by Charterer in immediately available funds, on or before 12:00 noon, local time at the place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day in which case such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          (f) Late Payment.  If any Hire shall not be paid when due, Charterer
              ------------
shall pay to Owner (or, in the case of Supplemental Hire, to Owner for its own account or to the Person entitled thereto as provided herein or in any other Operative Document), as Supplemental Hire, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, local time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate.

          (g) Minimum Payment.  Notwithstanding any other provision of this
              ---------------
Charter Party or any other Operative Document, (a) the amount of Base Hire payable on each Base Hire Payment Date, shall be at least equal to the aggregate amount of scheduled principal and accrued interest due and payable on the Secured Notes Outstanding on such Base Hire Payment Date and (b) the amount of Termination Value as of any date, together with any Base Hire payable hereunder on such date, shall be at least equal to the aggregate amount of principal and accrued interest which would be due and payable on the Secured Notes Outstanding on such date.

                              ARTICLE 4.

                    Description of the Vessel; Documentation
                    ----------------------------------------

          (a) Description of Vessel. The Vessel has a gross registered tonnage
              ---------------------
of approximately 160,000 tons, a net registered tonnage of approximately 95,000 tons, a designed deadweight capacity of approximately 280,000 metric tons, and otherwise will conform to the description set forth in Schedule 1.

          (b) Documentation.  As of the Delivery Date the Vessel shall be
              -------------
registered under the laws of the Marshall Islands or under the laws of such other country as the Owner and Charterer may agree which is not materially less favorable to the holder of Secured Notes; and Charterer shall, throughout the Charter Period maintain, at its cost, said documentation. Owner shall, at the request of Charterer, immediately execute or file all documents necessary to maintain such documentation and to effect any name change(s). Charterer may, at any time, instruct Owner to change the name of the Vessel, it being understood that all costs for changing the Vessel's name shall be payable by Charterer.


                                   ARTICLE 5.

   Owner's Warranties and Representations and Certain Charterer Undertakings
   -------------------------------------------------------------------------

          (a)  Intentionally omitted.

          (b) Indenture.  Charterer has acquainted itself with all terms,
              ---------
conditions and provisions of the Indenture. Charterer undertakes that during the Charter Period it will comply with all such instructions or directions in regard to the employment, insurances, repairs and maintenance of the Vessel set forth in the Indenture or as may be directed from time to time during the Charter Period by the Indenture Trustee in conformity with the Indenture.

          (c) U.K. Documents.  Charterer has acquainted itself with all terms,
              --------------
conditions and provisions of the Head Lease and the other U.K. Documents. To the extent there are any obligations imposed on Owner under the Head Lease other than obligations to pay rentals, termination amounts, and related adjustments under Articles 7, 8, 18, 19, 21, 22 of the Head Lease and the Financial Schedule thereto that are not imposed on Charterer hereunder, Charterer shall take such action as may be required to permit the Lessor to perform, or shall itself perform, such obligations to the extent necessary to keep the Head Lease in full force and effect. Nothing in this Article 5(c) shall create a separate obligation of

Charterer to perform any of the covenants contained in the Head Lease except to the extent expressly required in the preceding sentence.

                                   ARTICLE 6.

                                 Delivery Date
                                 -------------

          (a)  Delivery. Owner shall deliver and demise the Vessel to Charterer
               ---------
and Charterer shall accept the delivery and demise of the Vessel immediately upon execution of this Charter Party, such delivery and acceptance to be conclusively evidenced by Charterer's execution of the Protocol of Delivery and Acceptance.

                              ARTICLE 7.

                  Quiet Enjoyment; Use and Trade of the Vessel
                  --------------------------------------------

          (a) Quiet Enjoyment.  The Owner warrants that, unless a Charter Event
              ---------------
of Default shall have occurred and be continuing and this Charter Party shall have been declared to be in default pursuant to Article 22(a), the Charterer shall at all times during the Charter Period be entitled to the quiet use and enjoyment of the benefits of the Vessel Interest, including the right to uninterrupted possession and use of the Vessel but subject to the rights of the parties to the U.K. Financing Documents, and the Owner shall not save as provided under the U.K. Financing Documents take or permit any Person lawfully claiming by, through or under it to take any action which interferes with such quiet use or enjoyment or such possession or use or the rights of any subcharterer or assignee to such quiet use or enjoyment or such possession or use under any subcharter or assignment permitted hereunder (including, without limitation, the rights of MSCL under the Initial Subcharter).

          (b) Use of Vessel.  During the Charter Period, Charterer shall have
              -------------
the full use of the Vessel and may employ it worldwide in any lawful trades permitted by U.S. and Marshall Islands laws and regulations, subject to the limits of then current Institute Warranties and Clauses, carrying such lawful cargoes as Charterer, Permitted Subcharterer or their authorized agents may direct.


                                   ARTICLE 8.

                            Condition Upon Delivery
                            -----------------------

          (a) Disclaimer of Warranties.  Neither Owner nor Owner Participant
              ------------------------
makes any representations or warranties whether written, oral or implied, with respect to the Vessel

Interest, the Vessel, or any part thereof, except as expressly set forth in
Section 7 or 9 of the Participation Agreement or in any Officer's Certificate of the Owner Trust or the Owner Participant, in each case delivered pursuant to the Participation Agreement. As between Owner and Charterer, execution by Charterer of this Charter Party and the Protocol of Delivery and Acceptance shall be conclusive proof of Charterer's acceptance of the Vessel and the Vessel Interest for all purposes hereof and of the commencement of the Charter Period with respect thereto and that the Vessel and the Vessel Interest are satisfactory to the Charterer in all respects. CHARTERER ACKNOWLEDGES THAT OWNER IS NOT A MANUFACTURER OR DEALER IN SHIPS OR THE COMPONENTS THEREOF AND OWNER CHARTERS AND CHARTERER TAKES THE VESSEL AND THE VESSEL INTEREST AND EACH PART THEREOF AS IS AND WHERE IS, AND NEITHER OWNER NOR OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND OWNER HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE VESSEL OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE VESSEL TO PERFORM ANY FUNCTION, TITLE TO THE VESSEL OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. CHARTERER CONFIRMS THAT IT HAS SELECTED THE VESSEL AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE IN CONNECTION WITH SUCH SELECTION UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY OWNER OR OWNER PARTICIPANT. The provisions of this Article have been negotiated and, except as expressly set forth in Sections 7 and 9 of the Participation Agreement or in any Officer's Certificate of the Owner Trust or Owner Participant, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by Owner or Owner Participant, express or implied, with respect to this Charter Party, the Vessel, the Vessel Interest or any part thereof that may arise pursuant to any law now or hereafter in effect or otherwise. Nothing contained in this Article shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer, including the Builder.

          (b) Enforcement of Warranties.  Owner hereby appoints and constitutes
              -------------------------
MOSAT its agent and attorney-in-fact during the Charter Period to assert and enforce, from time to time, in its sole discretion, in the name and for the account of Owner and Charterer, as their interests may appear, but in all cases at no cost or expense to Owner, subject to the provisions of the applicable Supervisory Agreement, whatever claims and rights Owner may have as the owner of the Vessel

Interest against any manufacturer or vendor of the Vessel or any Component of the Vessel; provided, however, that if this Charter Party shall have been
            --------  -------
declared in default pursuant to Article 22, such power of attorney shall, at the option of Owner, terminate and Owner may assert, at Charterer's expense, such claims and rights.

                                   ARTICLE 9.

                                  Net Charter
                                  -----------

          This is a net bareboat charter and, notwithstanding any other provision of this Charter Party, the obligation of Charterer to pay Hire hereunder shall be absolute and unconditional and shall not be affected by any circumstance of any character, including, without limitation: (a) counterclaim, setoff, deduction, defense, abatement, suspension, deferment, diminution or reduction; (b) any defect in the condition, design, quality or fitness for use of the Vessel, or any part thereof or interest therein or the failure of the Builder to construct or deliver the Vessel; (c) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of, the Vessel Interest, the Vessel or any part thereof or interest therein; (d) any restriction, prevention, interruption or curtailment of or interference with any use, operation or possession of the Vessel Interest, the Vessel or any part thereof or interest therein, including, without limitation, as a result of a termination of or default under the Head Lease, the Conditional Sale Agreement or any other U.K. Document; (e) any defect in, or any Lien on, title to the Vessel Interest, the Vessel or any part thereof or interest therein; (f) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Charterer or Owner; (g) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Charterer, the Indenture Trustee, Owner, Owner Participant, any Loan Participant, any Holder or any other Person, or any action taken with respect to this Charter Party by any trustee or receiver of any Person mentioned above, or by any court; (h) any claim that Charterer has or might have against any Person, including, without limitation, the Indenture Trustee, any Loan Participant, Owner, Owner Participant, Managing Trustee or any Holder (but this Article 9 shall not constitute a waiver of any such claim); (i) any failure on the part of Owner, the Indenture Trustee, Owner Participant, Managing Trustee or any Loan Participant to perform or comply with any of the terms hereof or of any other agreement; (j) any invalidity or unenforceability or disaffirmance of this Charter Party or any provision hereof or any of the other Operative Documents or any provision of any thereof, whether against or by Charterer or otherwise; or
(k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Charterer shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Charterer, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Charter Party, or to any diminution or reduction of Assigned Hire payable by Charterer hereunder. All payments by Charterer of Base Hire and Termination Value (or amounts payable by reference thereto) and other Assigned Hire made hereunder as required hereby shall be final absent manifest error, and Charterer shall not seek to recover any such payment or any part thereof for any reason whatsoever absent manifest error. If this Charter Party shall be terminated in whole or in part for any reason whatsoever Charterer shall, except as expressly provided herein, nonetheless pay to Owner (or, in the case of Supplemental Hire, to the Person entitled to such Supplemental Hire as specified herein or in the appropriate Operative Document) an amount equal to each payment of Assigned Hire at the time and in the manner that such payment would have become due and payable under the terms of this Charter Party if it had not been terminated in whole or in part. Nothing contained in this Article 9 shall be construed as (a) a guaranty of (i) the value of the Vessel Interest or the Vessel upon the expiration or termination of the Charter Period or (ii) the useful life of the Vessel or (iii) payment of any of the Secured Notes or (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to the Vessel or (c) a waiver by Charterer of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.


                                  ARTICLE 10.

                                    Manning
                                    -------

          Solely as between Owner and Charterer, the master, officers and crew of the Vessel and all other persons at any time during the Charter Period on board the Vessel shall be deemed to be engaged and employed exclusively by Charterer or Permitted Subcharterers and shall be deemed to be and remain the Charterer's or Permitted Subcharterers' servants, navigating and working the Vessel solely on behalf of and at the risk of the Charterer or such Permitted Subcharterers. Owner shall not have any interest in any hire, freight or salvage moneys earned by the Vessel or received by Charterer or any Permitted Subcharterer.

                              ARTICLE 11.

                            Maintenance; Inspection
                            -----------------------

          (a) Maintenance.  During the Charter Period, Charterer shall at its
              -----------
expense maintain and preserve the Vessel in such condition as will entitle it to maintain the same classification and rating of American Bureau of Shipping (hereinafter called the "Classification Society") as when delivered to Charterer under this Charter Party. Charterer at its expense shall furnish to Owner a copy of all reports and certificates issued by the Classification Society evidencing the maintenance of such classification and safety standards, and Charterer will provide Owner with an annual Confirmation of Class Certificate during each year of the Charter Period. The application or implementation of all requirements of the Classification Society, including changes or additions thereto, shall be for Charterer's account, except as provided for in Article 12(d). At all times during the Charter Period, Charterer shall, at its own expense, operate and maintain (or cause the Permitted Subcharterer to operate and maintain) the Vessel in accordance with MOSAT's established maintenance, rebuild and repair programs (and without discriminating against the Vessel based on the leased status of the Vessel Interest or otherwise) so as to keep the Vessel (i) in good working order and condition, ordinary wear and tear excepted and (ii) in compliance in all material respects with all applicable Governmental Rules and Governmental Actions and the requirements of the Classification Society; provided, however, that the Charterer shall not be obligated to comply
         --------  -------
with any Governmental Rule or Governmental Action (A) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (B) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action but only to the extent that the Charterer's noncompliance is in accordance therewith, (C) if good faith efforts and appropriate steps are being taken to comply (in which case such compliance shall be effected prior to the date the Vessel is to be returned to Owner hereunder), or (D) if failure of compliance (individually and in the aggregate with all other instances of continuing noncompliance by Charterer) would result in no material adverse consequences to Charterer, so long as, in the case of each of clauses (A) through (D) of this proviso, neither such failure of compliance nor such contest shall result in any material risk or danger of (1) the sale, forfeiture or loss of any material part of or interest in the Vessel or the Vessel Interest, the Trust Estate or the Indenture Estate or title thereto, (2) any interference with the payment of Hire when due, or (3) the imposition of any criminal liability on the part of, or any other material adverse effect on, Owner, Owner Participant, the Trust Estate, the Indenture Estate or the Vessel Interest. Charterer shall have the right to make such repairs to the Vessel as it deems advisable in its sole discretion, subject to compliance with the express provisions of this Charter Party. Owner shall have no obligation to maintain, alter, repair, rebuild or replace the Vessel or any part thereof, and Charterer expressly waives (to the extent legally permitted to do so) the right to perform any such action at the expense of Owner pursuant to any law at any time in effect. During the Charter Period, Charterer shall keep and maintain (or cause to be kept and maintained) proper books and records relating to all services rendered and all funds expended for operation, maintenance, repair and replacement of the Vessel and the acquisition, construction or installation of all Components, Replacement Components and Modifications, all in accordance with customary practices in the oil tanker industry.

          (b) Inspection.  During the Charter Period, Owner shall have the right
              ----------
at any time, on reasonable notice, to inspect the Vessel in order to ascertain whether the Vessel is being properly repaired and maintained. Charterer shall also permit Owner to inspect the Vessel's logs whenever requested, on reasonable notice, and shall promptly furnish Owner with information in such detail as may reasonably be requested regarding any material casualties or oil pollution incidents involving the Vessel. During the Charter Period, Indenture Trustee shall have the same right to inspect the Vessel and the related books and records, provided that, unless an Event of Default shall have occurred and be continuing, such inspection shall be not more often than once per year.

          (c)  Certain Operating Costs.   The provisions of Articles 11 to 13 as
               ------------------------
to the costs of maintaining, operating and modifying the Vessel and of Article 5(c) as to the costs of maintaining the Head Lease in force shall be without prejudice to the calculation of Daily Operating Costs in accordance with the terms of clause (vii) of Schedule 2B and without prejudice to the obligation of the Owner to comply with the provisions of Articles 12 and 16 of the Joint Venture Agreement.


                                  ARTICLE 12.

                        Fuel, Lubricants, Water, Stores,
                     Equipment and Spare Replacement Parts
                     -------------------------------------

          (a) Fuel and Lubricants. In the event the Vessel is redelivered to
              -------------------
Owner or its designee at the expiration of this Charter Party, on the date of such redelivery (hereinafter the "Redelivery Date"), Owner or its designee shall accept and pay Charterer the latter's actual costs for such fuel, unbroached lubricating oil, unused lubricating oil in storage tanks and unbroached consumable stores as then remain on board the Vessel.

          (b) Use of Equipment and Appurtenances.  Charterer shall have the use,
              ----------------------------------
without extra cost, of such equipment, outfit, appurtenances, as are on board the Vessel on the Delivery Date. Such items or their substantial equivalent shall be returned to Owner or its designee on the Redelivery Date in the same good order and condition as when received, reasonable wear and tear excepted. Charterer shall have the use, without extra cost, of spare and replacement parts as are on board the Vessel on the Delivery Date. The same or their substantial equivalent shall be returned to Owner or its designee on the Redelivery Date in the same good condition as when received, reasonable wear and tear excepted.

          (c) Spares and Replacement Parts. Subject to Article 13 below, during
              ----------------------------
the Charter Period, Charterer shall, at its expense and on its time, provide such additional equipment, outfit, tools, spare and replacement parts, crockery and linen as may be required for Charterer's operation of the Vessel. Spare and replacement parts ordered for, but not delivered to, the Vessel by or for Owner on or before the Delivery Date, or the same or the substantial equivalent of such spare and replacement parts ordered by or for Charterer on or before the Redelivery Date shall be taken over and paid for, respectively, by Charterer or Owner, as the case may be, when delivered to the Vessel; and such equipment shall remain the property of, respectively, the Charterer or Owner as the case may be. The foregoing shall not apply to spare and replacement parts ordered for the pumps, gear and equipment described in Article 13(b).

          (d) Certificate of Master. For the purposes of Article 12(a), the
              ---------------------
certificate of the master of the Vessel shall in the absence of manifest error be binding on Charterer and Owner as to the inventory fuel, unbroached lubricating oil, unused lubricating oil in storage tanks and unbroached consumable stores on board the Vessel at the Delivery Date and Redelivery Date; and said inventories shall be used to determine the sums, if any, owing to Builder on behalf of Owner or Charterer pursuant to Article 12(a) on the Delivery Date and Redelivery Date, respectively, which sums shall be due and payable to Owner or Charterer, as the case may be, in United States Dollars on presentation of the respective party's invoice.

                                  ARTICLE 13.

                              Vessel Modification

          (a) Required Modifications.  At all times during the Charter Period,
              ----------------------
Charterer shall make (or cause to be made) all Severable and Nonseverable Modifications to the Vessel as may be required from time to time to meet the requirements of clause (ii) of Article 11(a) or to maintain any insurance coverage required by Article 16 (subject to the qualifications set forth in such Article) unless Charterer shall have elected to terminate this Charter Party pursuant to Article 18 or unless the Charterer shall have made the election provided in Article 13(f). Charterer shall complete (or cause to be completed) all such Modifications in a good and workmanlike manner, with reasonable dispatch and in a manner (but only to the extent practicable in the case of Modifications to the Vessel required pursuant to clause (ii) of Article 11(a) or to maintain any insurance coverage required by Article 16) which does not decrease except to a de minimis extent the Fair Market Sales Value of the Vessel
                     -- -------
or decrease the remaining useful life or utility of the Vessel or cause the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30.

          (b) Optional Modifications.  Charterer may, at no expense to Owner,
              ----------------------
make (or cause or allow to be made) such other Severable and Nonseverable Modifications to the Vessel not required by Article 11(a), including the installation of pumps, gear and equipment in addition to that on board as of the Delivery Date, as do not decrease the Fair Market Sales Value (except to a de
                                                                           --
minimis extent) of the Vessel or decrease the remaining useful life or cause the
-------
Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30.

          (c) Title to Modifications; Purchase Option for Severable
              -----------------------------------------------------
Modifications.  (i)  Title to all Severable Modifications to the Vessel not
-------------
required by any Governmental Rule or Governmental Action and not financed by Owner through the issuance of Additional Notes shall vest in Charterer or any Person designated by Charterer. Charterer may remove (or allow to be removed) any such Severable Modification prior to or, subject to Article 13(c)(iii), upon the expiration of the Charter Period.

          (ii) Title to (x) Severable Modifications to the Vessel required by any Governmental Rule or Governmental Action, (y) Nonseverable Modifications to the Vessel, and (z) Modifications financed through the issuance of Additional Notes shall vest in Owner free and clear of all Liens except Permitted Liens.

          (iii) Owner shall have the option, at the expiration of the Charter Period, to purchase any Severable Modifications to the Vessel (x) which was not required by any Governmental Rule or Governmental Action and which was not financed by the issuance of Additional Notes, (y) title to which is in Charterer or any Affiliate of Charterer on the last day of the Charter Period and (z) which is necessary for the economic operation of the Vessel and which is not commercially available for purchase by Owner, at a purchase price equal to the Fair Market Sales Value of such Severable Modification as of such date; provided
                                                                        --------
that any Severable Modification to the Vessel not removed by such date and as to which Charterer has not provided Owner prior to such date written notice to the effect that it is intended that such Severable Modification shall be removed shall, to the extent of Charterer's (or its Affiliate's) interest therein, be deemed transferred to Owner without further act or payment. On or prior to the 90th day prior to the expiration of the Charter Period, Charterer shall provide Owner with notice of such Severable Modifications that it intends to remove. Owner may exercise its option to purchase such Severable Modifications by written notice to such effect delivered to Charterer at least 30 days prior to expiration of the Charter Period. Owner and Charterer shall attempt to agree upon the Fair Market Sales Value of such Severable Modification as of the expiration of the Charter Period. If Owner and Charterer shall fail to agree within 15 days after such written notice, such Fair Market Sales Value of any such Severable Modification shall be determined by the Appraisal Procedure. If Owner shall have exercised its option to purchase any Severable Modification to the Vessel pursuant to this Article 13(c)(iii), Charterer, if requested by Owner, shall furnish (or cause to be furnished) to Owner a bill of sale or assignment, in form and substance reasonably satisfactory to Owner, conveying the right, title and interest of Charterer (or its Affiliate) in and to such Severable Modification, free and clear of all Liens (other than Permitted Liens described in clauses (a), (b), (f) and (g) of the definition thereof), to Owner.

          (d) Payment for Modifications and Replacement Components.  (i)
              ----------------------------------------------------
Charterer shall be permitted at any time to finance the cost of any Severable Modification to the Vessel not required by any Governmental Rule or Governmental Action, directly or indirectly, including, without limitation, on a third party ownership basis.

          (ii) Charterer may with the written consent of Owner Participant seek financing for the cost of any Modification (including any alterations to the Vessel pursuant to Article 15 of the Construction Contract) to the Vessel by the issuance of Additional Notes pursuant to Section 2.08 of the Indenture. Charterer shall first provide Owner and Owner Participant with written notice of such Modification at least 30 days prior to the date of such proposed financing.

          (e) Replacement of Components; Removal of Property. (i)  In the
              ----------------------------------------------
ordinary course of maintenance, service, repair or testing during the Charter Period, any Component or Replacement Component may be removed and replaced with a Replacement Component and, upon such replacement, Charterer (or its designee) shall be entitled to retain the amount of the net proceeds of any sale or disposition of any such removed Component or Replacement Component. Any such Replacement Components shall be free and clear of all Liens, except Permitted Liens, and in as good operating condition as, and with a value, utility and useful life at least equal to, the Components or Replacement Components replaced, assuming such replaced Components or Replacement Components were in at least the condition and repair required to be maintained hereunder. Immediately upon any Replacement Component becoming incorporated in the Vessel without further act, (x) title to such Replacement Component thereupon shall vest in Owner and Owner's interest therein shall be subject to the Lien of the Indenture, (y) such Replacement Component shall become subject to this Charter Party and Owner's interest therein shall be deemed a part of the Vessel Interest for all purposes hereof to the same extent as the Component or Replacement Component it replaced and (z) title to such removed Component or Replacement Component shall vest in Charterer or such Person as shall be designated by Charterer, free and clear of all rights of Owner and the Indenture Trustee and shall no longer be deemed a Component or a Replacement Component hereunder.

          (ii) If, at any time during the Charter Period, Charterer shall conclude that any property included in the Vessel is obsolete, redundant or unnecessary and can be removed without diminishment of the value or utility of the Vessel or reduction of the remaining useful life of the Vessel and without causing the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30, Charterer may remove (or allow to be removed) such property and upon such removal, without further act, title to such property shall vest in Charterer or in such Person as shall be designated by Charterer, free of the Lien of the Indenture; provided that Charterer shall pay to Owner an
                                   --------
amount equal to any net proceeds from any sale or other disposition of any items of such property thereafter removed to the extent such net proceeds so allocated after the Closing Date exceed, in the aggregate, Five hundred thousand dollars ($500,000) (provided that Charterer shall have no obligation to sell or
             --------
otherwise dispose of (or cause to be sold or disposed) such property).

          (f) Exemption from Certain Modifications. Notwithstanding the
              ------------------------------------
provisions of Article 13 (a), if in the reasonable estimation of Charterer any Severable or Nonseverable Modification that would otherwise be required hereunder by reason of Governmental Rules exceeds $1,000,000 multiplied by the Inflation Factor for the date of such estimate, Charterer may, by notice to the Owner, elect not to make such Modification provided the failure to make such Modification will not prevent economic operation of the Vessel in jurisdictions and between ports not affected by such Governmental Rules, provided, further,
                                                           --------  -------
the failure to make such modification shall not result in any material risk or danger of (1) the sale, forfeiture or loss of any material part of or interest in the Vessel or the Vessel Interest, the Trust Estate or the Indenture Estate or title thereto, (2) any interference with the payment of Hire when due or (3) the imposition of any criminal liability on the part of, or any other material adverse effect on, Owner, Owner Participant, the Trust Estate, the Indenture Estate or the Vessel Interest.

          (g) Sharing in Cost of Modifications. Charterer shall be entitled to
              --------------------------------
recover from Owner Participant its share of the cost of any Modification determined in accordance with Article 11 of the Joint Venture Agreement, provided that no failure of Owner Participant to pay such reimbursement shall constitute a default under this Charter Party, reduce the obligations or rights of Charterer or Owner hereunder or affect the continued validity and enforceability of this Charter Party in any manner.


                                  ARTICLE 14.

                                 Event of Loss
                                 -------------


          (a) Notice of Event of Loss.  If there shall occur an Event of Loss,
              -----------------------
Charterer shall promptly notify Owner and the Indenture Trustee of the occurrence thereof and the Termination Value Determination Date on which the Termination Value will be paid.

          (b) Payment of Termination Value, Etc.  If an Event of Loss shall
              ----------------------------------
occur, Charterer shall pay to Owner as compensation for such Event of Loss, on the date which is the latest Termination Value Determination Date occurring not later than 180 days after the date of such Event of Loss, the Termination Value as of such Termination Value Determination Date. Charterer shall pay, simultaneously therewith, (i) all Bareboat Hire due and owing prior to the date of such payment, (ii) all Supplemental Hire due and owing on or prior to the date of such payment, (iii) if such Termination Value Determination Date is a Base Hire Payment Date, all Base Hire payable on such Base Hire Payment Date, and (iv) all Excess Hire or Additional Excess Hire accrued through such Termination Value Determination Date, whereupon
(A) this Charter Party and the obligations of Charterer hereunder shall terminate as of the date of such payment and (B) Owner shall hold all right, title and interest of Owner in and to the Vessel Interest, in accordance with the provisions of the Joint Venture Agreement, and shall apply all proceeds thereof to the reimbursement of all amounts paid by Charterer in respect of Termination Value, together with interest thereon at the Debt Rate from the date of payment, and (C) Owner shall, at Charterer's expense, take such actions under
Section 6.03 of the Indenture as Charterer may reasonably request.

          (c) Application of Other Payments upon the Occurrence of an Event of
              ----------------------------------------------------------------
Loss.  Any amounts of condemnation or requisition proceeds received at any time
----
by Owner, the Indenture Trustee or Charterer as a result of the occurrence of an Event of Loss shall be divided between Charterer and Owner as their respective interests may appear and the amount paid to Owner shall reduce the amount that Charterer is required to pay to Owner (but not below zero) pursuant to Article 14(b) or, if the amount payable pursuant to Article 14(b) has already been paid by Charterer, Charterer shall be entitled to retain out of the amounts otherwise payable to Owner pursuant to this Article 14(c), the amount that would have been applied in reduction of the amount payable by Charterer under Article 14(b).

          (d) Application of Payments Not Relating to an Event of Loss.
              --------------------------------------------------------
Payments (except for payments under insurance policies described in Article 16) received at any time by Owner, the Indenture Trustee or Charterer from any Governmental Authority or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Vessel Interest or any part thereof not constituting an Event of Loss shall be paid over to Charterer or as it may direct and all such amounts paid to Charterer shall be retained by Charterer.

          (e) Application During Charter Event of Default.  Notwithstanding the
              -------------------------------------------
foregoing provisions of this Article 14, so long as any Charter Event of Default shall have occurred and be continuing, any amount (except for payments under insurance policies described in Article 16) that otherwise would be payable to or for the account of, or that otherwise would be retained by, Charterer pursuant to this Article 14 shall be paid to Owner (or to the Indenture Trustee so long as this Charter Party is subject to the Lien of the Indenture) as security for the obligations of Charterer under this Charter Party and, subject to the Indenture, applied against Charterer's payment obligations hereunder when and as they become due and payable and, at such time thereafter as no

Charter Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Indenture, be paid promptly to Charterer or as it may direct.


                                  ARTICLE 15.

                                     Liens
                                     -----

          (a) Owner's Liens.  In addition to the undertakings and warranties in
              -------------
Articles 4 and 5 and in the Participation Agreement concerning absence of Owner's Liens upon delivery of the Vessel to Charterer hereunder, Owner warrants that throughout the Charter Period Owner will not cause the Vessel or the Vessel Interest to incur any Owner's Liens whatsoever; and Owner will defend, indemnify and hold Charterer harmless with respect to any such Owner's Liens and/or charters, and will promptly take, at its own expense, such actions as may be required to discharge any Owner's Lien prohibited by this Article 15(a).

          (b) Charterer Liens.  Charterer will not, directly or indirectly,
              ---------------
create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Vessel or the Vessel Interest, title thereto or any interest therein, other than Permitted Liens, and Charterer promptly, at its own expense, will take such actions as may be necessary duly to discharge any such Lien not excepted above. Neither Charterer, the Master, the Vessel nor any third party has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel, its freights, profits or hire, or the Vessel Interest any Lien whatsoever other than Permitted Liens.

          (c) Copy of Documents on Board Vessel.  During the Charter Period,
              ---------------------------------
Charterer agrees to carry a true copy of this Charter Party, the Head Lease and the Ship Mortgage with the Vessel's papers on board the Vessel and to exhibit the same to any person having business with the Vessel which may give rise to a maritime lien upon the Vessel or to the sale, conveyance, mortgage or lease thereof and on demand to any representative of the Owner.

          (d) Identification of Vessel.  At all times during the Charter Period,
              ------------------------
Charterer shall cause to be placed and kept prominently displayed in the Master's Cabin and the chart room of the Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter thereof shall cover a space not less than six inches wide by nine inches high, reading as follows:

                        "NOTICE OF MORTGAGE AND CHARTER"

       This vessel is owned by Deutsche Morgan Grenfell (Cayman) Limited, not in its individual capacity but solely as Managing Trustee of [Name of Owner] under the Declaration and Agreement of Trust dated as of November 22, 1996, is under demise charter to [Name of Charterer] pursuant to a Bareboat Charter Party, dated as of December 19, 1996, and is covered by a first Ship Mortgage dated December 19, 1996 in favor of State Street Bank and Trust Company, as Indenture Trustee. Said bareboat charter and mortgage provide that no person shall create, incur or permit to be placed or imposed upon this vessel any lien or encumbrance whatsoever except as expressly permitted therein. A copy of said bareboat charter and mortgage are carried on this vessel and must be exhibited on demand to any person having business with this vessel."

Such notice shall be changed to reflect the identity of any successor Owner or successor Indenture Trustee. Neither Owner nor Charterer shall take any action or omit to take any action during the Charter Period that would (i) cause the Vessel to cease to be documented as a vessel pursuant to the laws of the Marshall Islands, (ii) cause the Ship Mortgage on the Vessel to cease to be a first Ship Mortgage under the laws of the Marshall Islands, or (iii) cause the Vessel to cease to be entitled to the same classification that the Vessel had from the Classification Society on the Closing Date (subject to any reduction in classification resulting from the age of the Vessel). Except as otherwise directed by Owner, Charterer shall prevent the name of any Person other than that of Charterer, MSCL, the Guarantor, or any Affiliate of any thereof from being placed on any part of the Vessel as a designation that reasonably might be interpreted as a claim of ownership or right to possession or use thereof.

          (e) Lien on Cargoes.  Owner will have a lien upon all cargoes and sub-
              ---------------
freights belonging to Charterer and any Bill of Lading freights for all claims under this Charter Party.


                                  ARTICLE 16.

                                   Insurance
                                   ---------

          (a) Coverage.  At all times during the Charter Period Charterer shall,
              --------
at its own cost and expense, carry and maintain with respect to the Vessel (i) insurance with respect to the Vessel against marine and hull risks in such amounts and in such forms as is consistent with the practice of the Charterer's Affiliates engaged in maritime transportation for other vessels owned or leased by such Affiliates and (ii) public liability, including personal injury and property damage and comprehensive general liability insurance against claims, including, without limitation, environmental claims arising out of or connected with the possession, use, leasing, operation or condition of the Vessel in such amounts and in such forms as is consistent with the practice of the Charterer's Affiliates engaged in maritime transportation for other vessels similar to the Vessel owned or leased by such Affiliates. The insurance required under clause
(i) or (ii) of this Article 16(a) may be subject to deductible amounts and self-insured retentions as is consistent with the practice of the Charterer's Affiliates engaged in maritime transportation for other vessels similar to the Vessel owned or leased by such Affiliates. Such insurance may be carried under blanket policies maintained by or on behalf of the Charterer so long as such policies otherwise comply with the provisions of this Article 16, and may be carried by insurers that are Affiliates of the Charterer.

          (b) Additional Insurance.  Nothing in this Article 16 shall prohibit
              --------------------
Owner or Charterer from placing any additional insurance that Owner or Charterer desires, at the expense of the party desiring such additional insurance, covering the Vessel, or the Vessel Interest, or the Owner or the Charterer with respect to the Vessel or the Vessel Interest, provided however that any such insurance shall not exceed the amount permitted by warranties or other conditions contained in the insurances effected pursuant to the preceding provisions of this Article 16 without the consent of the relevant insurers.

          (c) Certain Terms of Insurance.  Any insurance carried in accordance
              --------------------------
with this Article 16, to the extent the following can be effected without in the case of clauses d. and e. Charterer or any Permitted Subcharterer incurring any material incremental costs in connection therewith, provide in the policy or by special endorsement that:

          a. Owner, the Owner Participant, the Indenture Trustee and the Pass Through Trustee are included as additional insureds and that no such Person shall have any obligation or liability for payment of premiums;

          b. the insurer thereunder waives all rights of subrogation against Owner, the Indenture Trustee, the Owner Participant and the Pass Through Trustee, and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

          c. such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Owner, the Indenture Trustee, the Owner Participant and the Pass Through Trustee;

          d. the respective interests of Owner, the Indenture Trustee, the Pass Through Trustee, and the Owner Participant under all insurance policies required hereunder shall not be invalidated by any action or inaction of Charterer or any other Person (other than, with respect to any such insured, such insured) and such insurance shall insure Owner, the Indenture Trustee, the Pass Through Trustee, and the Owner Participant as their interests may appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Charterer or any other Person (other than, with respect to any such insured, such insured);

          e. if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Owner, the Owner Participant, the Pass Through Trustee or the Indenture Trustee for thirty days after receipt by Owner, the Owner Participant, the Pass Through Trustee or the Indenture Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse; and

          f. with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability shall operate in the same manner as if there were a separate policy covering each insured.

          (d) Notice of Accidents.  Charterer shall promptly furnish the Owner
              -------------------
and the Indenture Trustee with full information regarding any casualties or other accidents or damages to the Vessel involving an amount in excess of Five Million United States Dollars (U.S. $5,000,000).

          (e) Application of Proceeds of Insurance.  All insurance proceeds in
              ------------------------------------
respect of insurance maintained by Charterer hereunder with respect to the Vessel under Article 16(a)(i) and payable under circumstances not constituting an Event of Loss shall be payable to Charterer. All insurance proceeds (up to an amount not exceeding the applicable Termination Value) in respect of insurance maintained by Charterer hereunder with respect to the Vessel under
Article 16(a)(i) and payable as the result of an Event of Loss will be paid to the Owner (or, subject to the provisions of the Head Lease, to the Indenture Trustee so long as this Charter Party is subject to the Lien of the Indenture) and shall be applied in reduction of Charterer's obligation to pay Termination Value and the other amounts payable under Article 14 hereof in connection with such Event of Loss, if not already paid by Charterer, or, if already paid by Charterer, shall be applied to reimburse Charterer for its payment of such Termination Value and the other amounts payable under Article 14 hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Charterer.

          (f) Application During Charter Event of Default.  Notwithstanding the
              -------------------------------------------
foregoing provisions of this Article 16, so long as any Charter Event of Default shall have occurred and be continuing, any amount referred to in this Article 16 that otherwise would be payable to or for the account of, or that otherwise would be retained by, Charterer pursuant to this Article 16 shall be paid to Owner (or, subject to the provisions of the Head Lease, to the Indenture Trustee so long as this Charter Party is subject to the Lien of the Indenture) as security for the obligations of Charterer under this Charter Party and, subject to the Indenture, shall be applied against Charterer's payment obligations hereunder when and as they become due and payable and, at such time thereafter as no Charter Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Indenture, be paid promptly to Charterer or as it may direct.



                                  ARTICLE 17.

                                  Requisition
                                  -----------

          Requisition (not involving title) of the Vessel for use by any Government during the Charter Period not constituting an Event of Loss shall not terminate this Charter Party and Charterer shall remain liable for the performance of its obligations hereunder.


                                  ARTICLE 18.

                               Early Termination.
                               -----------------

          (a) Decision.  If Charterer shall determine in good faith that the
              --------
continuation of the Charter Party is uneconomic by reason of the cost of compliance with Governmental Rules or Governmental Actions , or by reason of indemnity payments required to be made to any Person under the Charter Party or the Participation Agreement, then Charterer may elect to terminate this Charter Party with respect to the Vessel

Interest in accordance with this Article 18 on any Termination Value Determination Date.

          (b) Notice of Termination.  In order to exercise its right to
              ---------------------
terminate this Charter Party as provided in this Article 18, Charterer shall provide Owner with (i) notice in writing at least 90 days but not more than 545 days prior to the Termination Value Determination Date as of which Charterer is electing to terminate this Charter Party with respect to the Vessel Interest (the "Termination Date"), such notice to specify (a) the Termination Date, and
      ----------------
(b) the Termination Value as of the Termination Date, and (ii) an Officer's Certificate of Charterer as to the determination referred to in Article 18(a) and stating that such termination will not violate the provisions of the Head Lease. Unless Owner shall have elected to retain the Vessel Interest pursuant to Article 18(e), Charterer may, at its option by written notice to Owner at any time prior to the 30th day prior to the Termination Date, revoke any such notice of termination, in which event this Charter Party shall not terminate and the reasonable out-of-pocket expenses incurred by Owner, Owner Participant and the Indenture Trustee in connection therewith shall be borne by Charterer; provided,
                                                                       --------
however, that Charterer shall have no obligation to so reimburse Owner or Owner
-------
Participant if such notice of revocation is given (or deemed to have been given pursuant to the penultimate sentence of Article 18(e)) as a result of Owner's failure to make the payments required to be made by it under Article 18(e)).

          (c) Sale of Vessel Interest; Termination Payment. If Charterer shall
              --------------------------------------------
have made a Termination Election, Charterer shall, subject to Article 18(f) as agent for Owner, use reasonable efforts to solicit bids for the cash purchase of the Vessel Interest on the Termination Date. Owner may also solicit bids for the cash purchase of the Vessel Interest on the Termination Date independent of Charterer. Charterer and Owner, as the case may be, shall certify to the other in writing the amount and terms of each bid received by it and the name and address of the Person submitting such bid. Subject to Article 18(e), in the event that Charterer or Owner shall have obtained any such bids from any Person other than Charterer or an Affiliate of Charterer, Owner shall sell the Vessel Interest on the Termination Date to such Person which shall have submitted the highest bona fide cash bid. Upon payment to Owner of the purchase price in
        ---- ----
immediately available funds (and all other amounts due pursuant to the next sentence) on the Termination Date, Owner shall sell to the highest bona fide
                                                                   ---- ----
bidder all right, title and interest of Owner in and to the Vessel Interest as is and where is, free and clear of Owner's Liens and Owner Participant's Liens but otherwise without representation or warranty. This Charter Party and the obligations of Charterer hereunder shall terminate concurrently with such sale and such payment. As a condition to the sale of the Vessel Interest pursuant to the second preceding sentence, Charterer shall pay on the Termination Date to Owner, in immediately available funds, (i) an amount equal to the excess, if any, of (A) the Termination Value as of the Termination Date over (B) the proceeds of such sale net of the reasonable out-of-pocket expenses incurred by Owner and the Owner Participant in connection with such sale, (ii) all Bareboat Hire due and owing prior to the Termination Date (iii) if the Termination Date is a Base Hire Payment Date, Base Hire payable on the Termination Date, (iv) all Supplemental Hire due and owing on or prior to the Termination Date, including any premium payable with respect to the redemption of the Secured Notes and (v) all Excess Hire or Additional Excess Hire secured through the Termination Date. On the Termination Date, Owner shall, at Charterer's expense, execute and deliver to such Person a bill of sale or assignment and such other instruments, documents and opinions as such Person or Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at Charterer's expense, take such actions under Article 6.03 of the Indenture as Charterer may reasonably request.

          (d) Continuation of Charter Party.  In the event that (i) Charterer
              ------------------------------
shall have exercised  its right to revoke its notice of termination pursuant to
Article 18(b) or (ii) the highest bona fide bidder under Article 18(c) shall
                                  ---- ----
have failed to purchase the Vessel Interest pursuant to Article 18(c), then, unless Owner shall have retained the Vessel Interest pursuant to Article 18(e), this Charter Party shall remain in full force and effect.

          (e) Retention of Vessel Interest by Owner.  If Charterer shall have
              -------------------------------------
made a Termination Election with respect to the Vessel Interest, Owner may elect to retain rather than sell the Vessel Interest pursuant to Article 18(c) by giving irrevocable notice to Charterer and the Indenture Trustee no earlier than 45 nor later than 30 days prior to the Termination Date. If Owner so elects to retain the Vessel Interest, on the Termination Date (a) Owner shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of, and accrued and unpaid interest on, together with premium, if any, in respect of the Secured Notes then Outstanding to the date of payment, and (b) Charterer shall pay to Owner or the Person entitled thereto as provided in the Operative Documents (i) all Bareboat Hire due and owing on or prior to the Termination Date, (ii) all Supplemental Hire due and owing on or prior to the Termination Date, but Charterer shall not be required to pay any amounts pursuant to Article 18(c),
(iii) if the Termination Date is a Base Hire Payment Date, all Base Hire payable on the Termination Date and (iv) all Excess Hire or Additional Excess Hire accrued to the Termination Date. Upon payment of the amounts due pursuant to clause (b) of the preceding sentence, this Charter Party and the obligations of Charterer hereunder shall terminate, and Owner shall, at Charterer's expense, execute and deliver to Charterer on the Termination Date such instruments as Charterer shall reasonably request to evidence the termination of this Charter Party. In the event Owner fails to pay the amounts specified in clause (a) of the second sentence of this Article 18(e) or Charterer fails to pay the amounts specified in clause (b) of such sentence, Charterer shall be deemed to have revoked its notice of termination pursuant to
Article 18(b). If Owner shall fail to perform any of its obligations pursuant to this Article 18(e) and as a result thereof this Charter Party shall not be terminated on a proposed Termination Date, Owner shall thereafter no longer be entitled to exercise its election to retain the Vessel Interest upon any subsequent Termination Election pursuant to this Article 18 and Charterer may at its option at any time thereafter submit a new termination notice pursuant to
Article 18(b).

          (f) Termination of Head Lease.  In the event that the Head Lease shall
              -------------------------
have terminated in circumstances where the U.K. Lessor is obliged to conclude the sale of the Vessel or its rights under the Conditional Sale Agreement, the parties shall have no obligation under Article 18(c), and any proceeds from such sale to which the Owner is entitled shall be applied against the obligations of the Charterer in respect of the payment of Termination Value under Article 14 or 23(b), as applicable.

                                  ARTICLE 19.

                                   Redelivery
                                   ----------

          (a) Redelivery.  Not less than 30 days prior to the expiration of the
              ----------
Charter Period, Charterer shall, except as provided in Articles 18 and 19(c) deliver to Owner notice in writing of the port anywhere in the world chosen in Charterer's discretion (the "Redelivery Port") at which the Vessel will be available for redelivery at the end of the Charter Period. At the request of the Charterer, the Charter Period shall be extended for such time as may be required for the Vessel to complete the voyage in progress at the date of expiration of the Charter Period and to discharge its cargo, in which event the Charterer shall pay hire for such extension at the same rate per day as in
effect for the last Rate Period during the unextended Charter Period.   At the
expiration of the Charter Period, except as provided in Articles 18 and 19(c), Charterer shall, at its own expense, redeliver the Vessel to Owner at the Redelivery Port and Charterer's obligation to pay additional Bareboat Hire in respect of periods thereafter shall cease. Charterer shall, at its own expense, and at Owner's request redocument the Vessel in the name of Owner or in such other name as the Owner may direct under the laws of the Marshall Islands if the Vessel is not then documented under the laws of the Marshall Islands.

          (b) Redelivery Condition.  Charterer shall redeliver the Vessel in the
              --------------------
same class (except for changes in class resulting from the age of the Vessel), free of recommendations affecting class (with class and trading certificates and continuous machinery and survey cycle up to date and unextended) and in the same good order and condition as existed at the time of delivery to Charterer, normal wear and tear not affecting class excepted. Charterer agrees that at the time of such redelivery, the Vessel Interest shall be charter free and free and clear of all Liens, (except any Permitted Liens, it being understood that Charterer will promptly and diligently cause any such Permitted Liens other than Owner's Liens and Owner Participant's Liens to be discharged), shall include all Modifications made hereunder, except those removed by Charterer to the extent permitted hereby.

          (c) Charter Extension.  Notwithstanding the provisions of clauses (a)
              -----------------
and (b) of this Article 19, Charterer may by notice delivered to Owner not less than 60 days prior to the expiration of the Charter Period require Owner to enter into a charter of the Vessel with an Affiliate of Charterer commencing immediately upon the expiration of the Charter Period for a period of one year,
renewable annually for        up to six additional years, at a charter rate
equal to the Bareboat Market Rate determined in accordance with Schedule 2B and otherwise upon terms and conditions set forth in the pro forma Bareboat Charter set forth in a schedule to the Joint Venture Agreement, with such changes as the Charterer and Owner may agree.


                                  ARTICLE 20.

                       Assignment by Owners; Subcharters
                       ---------------------------------

          (a) General.  Except as set forth in Article 20(b) or in the last
              -------
sentence of Article 29(i), Owner may not assign, transfer or encumber this Charter Party or all or any part of its interests and rights hereunder except in connection with the exercise of remedies by Owner following a declaration by Owner pursuant to Article 22 that this Charter Party is in default.

          (b) Security.  In order to secure the indebtedness evidenced by the
              --------
Secured Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by Owner to the Indenture Trustee of its right, title and interest in, to and under this Charter Party to the extent set forth in the Indenture, and for the creation of a mortgage and security interest in the Vessel Interest in favor of the Indenture Trustee. The Charterer hereby consents to such assignment and to the creation of such mortgage and security interest pursuant to the terms and provisions of the Indenture and to any assignment or other transfer which may occur pursuant to the exercise of any remedy set forth in the Indenture. The Charterer (i) acknowledges that such assignment, mortgage and security interest provide for the exercise by the Indenture Trustee of some or all rights of Owner hereunder to give any consents, approvals, waivers, notices or the like, to make any demands or the like or to take any other discretionary action hereunder, but only in accordance with the Indenture, (ii) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and (iii) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of Owner hereunder and, in exercising any right or performing any obligation of Owner hereunder, shall be subject to the terms hereof. The Charterer will furnish to the Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Charterer to Owner. Notwithstanding any other provision herein, so long as any Secured Notes remain Outstanding, Owner hereby directs, and the Charterer agrees that, all Base Hire, Termination Value and other amounts payable hereunder and specified pursuant to
Section 4.01 of the Indenture shall be paid directly to the Indenture Trustee at its account specified in Schedule 1 to the Participation Agreement or to such other account as may be specified in writing by the Indenture Trustee to the Charterer at least 5 Business Days prior to the due date thereof. Upon the Charterer receiving notice or obtaining actual knowledge that an Indenture Event of Default shall have occurred and be continuing, Charterer shall make all payments of Hire and Supplemental Hire (other than Excepted Payments) directly to the Indenture Trustee at such account. The right of the Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which the Charterer may be able to assert against Owner or the Owner Participant in an action brought by any thereof on this Charter Party or otherwise.

          (c) Assignments.  Charterer may, without the consent of any party to
              -----------
the Participation Agreement, at any time and from time to time, assign this Charter Party and its interests and rights hereunder to any Person so long as,
(i) after giving effect to such assignment, the Guaranty shall remain in full force and effect and shall constitute a full and unconditional guaranty of the obligations of the assignee hereunder to the same extent as the guaranty of Charterer's obligations hereunder prior to giving effect to any such assignment,
(ii) no Specified Charter Event of Default shall be continuing on the date any such assignment to any Affiliate of Charterer is effected and no Charter Event of Default shall be continuing on the date such assignment to any other Person is effected, and (iii) such assignment shall not result in any Tax on Owner or the Owner Participant that is not indemnified in accordance with the provisions of Section 13 of the Participation Agreement or of an indemnity agreement tendered by Charterer and reasonably satisfactory to the Owner and Owner Participant or subject Owner or the Owner Participant to regulation by any Governmental Authority to which Owner or the Owner Participant would not have been subject but for such assignment, (iv) such assignment shall not result in the violation of any Governmental Rules, including the U.S. Securities Act of 1933, as amended, or the Head Lease, (v) such assignee shall have validly assumed the obligations of the Charterer under each of the Operative Documents to which it is a party and under the Pass-through Trust Supplement, (vi) such assignment will not result in an adverse tax consequence to the holders of the Pass Though Certificates and (vii) Charterer shall have delivered to Owner an opinion of counsel as to the satisfaction of the preceding clauses (i) through (vi).

          (d)  Subcharters.  Charterer may, without the consent of any party to
               -----------
the Participation Agreement, at any time and from time to time, subcharter the Vessel Interest to another Person (including, without limitation, to MSCL pursuant to the Initial Subcharter); provided that (i) such subcharter shall be
                                     --------
expressly subject and subordinate to this Charter Party (and such subcharter shall contain a provision providing that any subcharter permitted thereunder shall be so subject and subordinate) and shall in no event continue beyond the Charter Period, (ii) Charterer shall remain primarily liable under this Charter Party and all terms and conditions hereof and of the other Operative Documents shall be complied with as though no such subcharter was in existence, (iii) the Guaranty shall remain in full force and effect, (iv) such subcharter shall not result in any Tax on Owner or the Owner Participant that is not indemnified in accordance with the provisions of Section 13 of the Participation Agreement or of an indemnity agreement tendered by Charterer and reasonably satisfactory to the Owner and Owner Participant or subject Owner or the Owner Participant to regulation by any Governmental Authority to which Owner or the Owner Participant would not have been subject but for such subcharter, (v) no Specified Charter Event of Default shall be continuing at the commencement of such subcharter,
(vi) Charterer shall give prompt written notice to Owner of any subcharter or sub-subcharter of the Vessel Interest, and (vii) any such subcharter with a term in excess of six (6) months shall be approved by Owner prior to its execution. Owner acknowledges that on the Closing Date Charterer will subcharter the Vessel Interest to MSCL pursuant to the Initial Subcharter. Any subcharterer under a subcharter permitted hereunder may sub-subcharter the Vessel Interest to another Person under a sub-subcharter that otherwise complies with the provisions hereunder applicable to a subcharter hereunder.


                                  ARTICLE 21.

                            Charter Event of Default
                            ------------------------

          The term "Charter Event of Default", wherever used herein, shall mean
                    ------------------------
any of the following events (whatever the reason for such Charter Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule or Governmental Action):

          (1) Charterer shall fail to make any payment of Assigned Hire within 10 Business Days after the date the same becomes due; or

          (2) Charterer shall fail to pay Supplemental Hire or make any other payment (other than (i) Assigned Hire or (ii) any Excess Hire or any Additional Excess Hire or any Excepted Payment (unless Owner elects to have such failure to make such payment of Excess Hire or any Additional Excess Hire or such failure to make an Excepted Payment constitute a Charter Event of Default)) required to be made by Charterer under this Charter Party or under any other Operative Document for more than 15 Business Days after Charterer has received written notice from Owner or the Indenture Trustee stating that such payment is due; or

          (3) Charterer shall fail in any material respect to perform or observe any other material covenant or agreement to be performed or observed by it under this Charter Party or any other Operative Document (other than any covenant or agreement to pay Excess Hire or any Additional Excess Hire or make an Excepted Payment) and such failure shall continue for a period of thirty (30) days after receipt by Charterer of a written notice from Owner or the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however, that the continuation of any such failure for
               --------  -------
     such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) such failure is curable or correctable and (ii) Charterer is diligently pursuing the cure or correction of such failure; or

          (4) the Guarantor shall fail in any material respect to perform or observe any covenant or agreement to be performed or observed by it under the Guaranty (other than any covenant or agreement in respect of Charterer's obligations under the Operative Documents) and such failure shall continue for a period of thirty (30) days after receipt by the Guarantor of a written notice from Owner or the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however,
                                                              --------  -------
     that the continuation of any such failure for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) such failure is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such failure; or

          (5) any material representation or warranty made by Charterer in
     Section 5 of the Participation Agreement or in any Officer's Certificate of Charterer delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by Charterer or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by Charterer of a written notice thereof from Owner or the Indenture Trustee; provided, however, that the
                                          --------  -------
     continuation of any such inaccuracy for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and (ii) Charterer is diligently pursuing the cure or correction of such material adverse impact; or

          (6) any material representation or warranty made by the Guarantor in the Guaranty or in any Officer's Certificate of the Guarantor delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by the Guarantor or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by Charterer of a written notice thereof from Owner or the Indenture Trustee; provided, however, that the continuation of any such
                        --------  -------
     inaccuracy for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such material adverse impact; or

          (7) Charterer or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against Charterer or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety
     (90) days; or

          (8) the Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of the Guarantor; or

          (9) Charterer shall fail to maintain (or cause to be maintained) the insurance required by Article 16 and such failure shall continue for a period of thirty (30) days following receipt of notice from the Indenture Trustee or Owner specifying such failure and requiring such failure to be remedied;

provided, however, that notwithstanding anything to the contrary contained in
--------  -------
this Article 21, any failure of Charterer to perform or observe any covenant or agreement specified in Article 21(3) shall not constitute a Charter Event of Default if such failure is caused solely by reason of any event that constitutes an Event of Loss (or any event which with lapse of time would constitute an Event of Loss) so long as Charterer is continuing to comply with all the applicable terms of Article 14.

                                  ARTICLE 22.

                                   Remedies
                                   --------

          (a) In General.  Upon the occurrence of any Charter Event of Default
              ----------
and so long as the same shall be continuing, Owner, at its option, may declare this Charter Party to be in default by written notice to such effect given to Charterer (provided that this Charter Party shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (7) of Article 21), and at any time thereafter, provided such Charter Event of Default shall be continuing, Owner may, to the extent permitted by applicable Governmental Rules, exercise one or more of the following remedies, as Owner in its sole discretion shall elect:

          (i) Owner, by notice to Charterer, may rescind or terminate this Charter Party;

          (ii) whether or not this Charter Party has been terminated, Owner may, after the Delivery Date, demand that Charterer, and upon the written demand of Owner, Charterer shall, surrender the Vessel promptly to Owner in the manner and condition required by, and otherwise in accordance with the provisions of, this Charter Party as if the Vessel were being returned at the end of the Charter Period and Owner shall not be liable for the reimbursement of Charterer for any costs and expenses incurred by Charterer in connection therewith;

          (iii) Owner may (whether or not Owner has taken possession thereof) sell all or any portion of the Vessel Interest at public or private sale, as Owner may determine, free and clear of any rights of Charterer with respect thereto and without any duty to account to Charterer with respect to such sale or any proceeds with respect thereto (except to the extent required by paragraph (v) or (vi) of this Article 22(a) if Owner shall elect to exercise its rights thereunder), in which event Charterer's obligation to pay Bareboat Hire with respect to the interest sold accruing after the date of such sale shall be terminated (except to the extent that Bareboat Hire is to be included in computations under paragraph (v) or (vi) of this Article 22(a) if Owner shall elect to exercise its rights thereunder);

          (iv) Owner may hold or lease to others all or a portion of the Vessel Interest, as Owner in its sole discretion may determine, free and clear of any rights of Charterer with respect thereto and without any duty to account to Charterer with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Charterer's obligation to pay Bareboat Hire after Charterer shall have been deprived of use of all or a portion of the Vessel pursuant to this paragraph (iv) shall be reduced by the net proceeds, if any, received by Owner from chartering all or a portion of the Vessel Interest to any Person other than Charterer for the same periods or any portion thereof;

          (v) whether or not Owner shall have exercised or thereafter at any time shall exercise its rights under paragraph (i), (ii), (iii) or (iv) of this Article 22(a), Owner may demand, by written notice to Charterer specifying a payment date which shall be a Termination Value Determination Date not earlier than 10 Business Days after the date of such notice, that Charterer pay to Owner, and Charterer shall pay to Owner, on such specified payment date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Bareboat Hire accruing on or after such specified payment date), any unpaid Bareboat Hire due and owing on or prior to such specified payment date (but excluding any Bareboat Hire payable in advance on such payment date) and any unpaid Supplemental Hire (to whomsoever payable) due and owing on or prior to the date of such payment plus whichever of the following amounts Owner, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from such specified payment date to the date of actual payment):

               a. an amount equal to the excess, if any, of Termination Value for the Vessel Interest as of such specified payment date over the Fair Market Sales Value of the Vessel Interest as of such specified payment date (or the last day of the Charter Period, if earlier); or

               b. an amount equal to Termination Value for the Vessel Interest determined as of such specified payment date, and, in this event, upon full payment by Charterer of all sums due hereunder, Owner shall be obligated to transfer, without recourse, representation or warranty (other than the absence of Owner Participant's Liens and Owner's Liens) the Vessel Interest (including if the Vessel has been sold pursuant to the Head Lease or otherwise, any proceeds or right to the proceeds the Owner may have) to Charterer, as is and where is, whereupon this Charter Party and Charterer's obligations hereunder shall terminate. Owner shall, at Charterer's expense, execute and deliver to Charterer a bill of sale or assignment and such other instruments, documents and opinions as Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at Charterer's expense, take such actions under Section 6.03 of the Indenture as Charterer may reasonably request;

          (vi) if Owner shall have sold all of the Vessel Interest pursuant to paragraph (iii) of this Article 22(a) or other right of sale, Owner, in lieu of exercising its rights under paragraph (v) of this Article 22(a), may, if it shall so elect, demand that Charterer pay to Owner and Charterer shall pay to Owner on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Bareboat Hire accruing on or after the next Base Hire Payment Date following the date of such sale), any unpaid Bareboat Hire due and owing or accrued on or prior to such next Base Hire Payment Date (but excluding any Base Hire payable in advance on such Base Hire Payment Date) and any other Supplemental Hire due and owing on or prior to such next Base Hire Payment Date plus the amount of any deficiency between Termination Value for the Vessel Interest, computed as of such next Base Hire Payment Date, and the proceeds of such sale, together with interest at the Overdue Rate plus 3% on the amount of such Hire, from the due date or dates thereof, and on the amount of such deficiency from the date of such sale, until the date of actual payment; or

          (vii) Subject to Article 22(d), Owner may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          (b) Continuing Obligations.  No rescission or termination of this
              ----------------------
Charter Party, in whole or in part, or repossession of the Vessel Interest or exercise of any remedy under Article 22(a) shall, except as specifically provided herein, relieve Charterer of any of its liabilities and obligations hereunder. Charterer shall be liable (i) for all reasonable legal fees and other reasonable costs and expenses incurred by Owner, the Owner Participant, each Loan Participant or the Indenture Trustee by reason of the occurrence of any Charter Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses reasonably incurred in placing the Vessel in the condition required by Article 19 and (ii) except as otherwise provided herein, for any and all other accrued and unpaid Hire due hereunder before, after or during the exercise of any of the foregoing remedies. At any sale of the Vessel Interest or any part thereof pursuant to Article 22(a), Owner, the Owner Participant, each Loan Participant, or the Indenture Trustee may bid for and purchase such property.

          (c) Remedies Cumulative.  To the extent permitted by applicable law
              -------------------
and except as provided herein, no remedy under Article 22(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under Article 22(a) or otherwise available to Owner at law or in equity. No express or implied waiver by Owner of any Charter Party Default or Charter Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Charter Party Default or Charter Event of Default. The failure or delay of Owner in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Owner shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, Charterer hereby waives any rights now or hereafter conferred by statute or otherwise which may enable it to cancel, quit or surrender this Charter Party, except as otherwise provided herein, or which may require Owner to sell, lease or otherwise use the Vessel Interest in mitigation of Owner's damages as set forth in Article 22(a) or which may limit or modify any of Owner's rights and remedies provided in Article 22(a).

          (d)  No Consequential Damages.  Notwithstanding any other provision of
               -------------------------
this Charter Party, the Charterer shall not be liable to Owner for any claim for loss of profits, for any reduction in the amount of Excess Hire or Additional Excess Hire payable in accordance with Article 3, or for any other consequential damages by reason of any failure of the Charterer to comply with the provisions of this Charter Party, including Articles 11, 12 and 13.

                                  ARTICLE 23.

                              Special Termination
                              -------------------

          (a)  Special Termination Events.  The occurrence of the following will
               ---------------------------
constitute a Special Termination Event: (i) title to the Vessel shall be required to be transferred to the U.K. Lessor or its designee in circumstances where there has been no assumption of the obligations of Owner in accordance with Section 3.04 of the Indenture, or (ii) termination of the Charter Period pursuant to Article 23(c).

          (b)  Termination.  Forthwith upon the occurrence of a Special
               ------------
Termination Event, Charterer shall give notice of such event to Owner and Indenture Trustee, and Charterer shall on the next Termination Value Determination Date occurring not less than 25 days following the giving of such notice pay to Owner (A) the Termination Value as of the Termination Value Determination Date, (B) all Bareboat Hire due and owing prior to the date of such payment, (C) all Supplemental Hire due and owing on or prior to the date of such payment, which shall include the applicable Make-Whole Amount, if any, payable upon the redemption of the Secured Notes under the Indenture, (D) if such Termination Value Determination Date is a Base Hire Payment Date, all Base Hire payable on such Base Hire Payment Date, and (E) all Excess Hire or Additional Excess Hire accrued through such Termination Value Determination Date whereupon Owner shall surrender to Charterer subject to the rights of the U.K. Lessor, without representation or warranty except as to the absence of Owner's Liens and Owner Participants' Liens, all of its right title and interest in the Construction Contract and the Vessel Interest, whereupon this Charter Party shall terminate, and Charterer shall have no further obligation thereunder. The Interest so surrendered shall be held and disposed of in accordance with the last paragraph of Article 5 of the Joint Venture Agreement.

          (c)  Termination upon Termination of Head Lease.  Unless otherwise
               -------------------------------------------
agreed by the U.K. Lessor with the consent of the Charterer, the Charter Period shall automatically terminate on the date falling ten days after the termination of the leasing of the Vessel under the Head Lease or, if later, the completion of the then current voyage of the Vessel and the discharge of any cargo therefor.


                                  ARTICLE 24.

                           Vessel Plans and Drawings
                           -------------------------

          Owner shall supply and deliver to Charterer a full description of the Vessel and copies of all documents, plans and drawings required for the proper operation and maintenance of the Vessel on or before the Delivery Date.


                                  ARTICLE 25.

                                 Wreck Removal
                                 -------------

          In the event of the Vessel becoming a wreck or obstruction to navigation, Charterer shall indemnify Owner against any sums whatsoever which Owner shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

                                  ARTICLE 26.

                                General Average
                                ---------------

          General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty. Bareboat Hire will not contribute to General Average.


                                  ARTICLE 27.

                                    Salvage
                                    -------

          All salvage services rendered by the Vessel during the Charter Period shall be for the benefit of Charterer. Charterer shall satisfy salvage claims of the crew and any other expenses incurred in connection with such salvage services.


                                  ARTICLE 28.

                                    Notices.
                                    -------

          All communications, notices and consents provided for in this Charter Party shall be in writing and given in person or by courier or by means of telecopy or other electronic transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, addressed to the respective addresses set forth in Schedule 1 to the Participation Agreement, or in each case at such other address as the Person entitled thereto shall from time to time designate by notice in writing to Charterer and Owner. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the party to whom it is addressed.


                                  ARTICLE 29.

                         Applicable Law; Miscellaneous
                         -----------------------------

          (a) Governing Law; Disputes.  This Charter Party shall be governed by
              -----------------------
and construed in accordance with the laws of the State of New York.  Subject to
Section 9.02 of the Indenture, Owner and Charterer will negotiate in good faith to resolve any differences and disputes. Failing agreement, any and all differences and disputes of whatsoever nature arising out of this Charter Party shall be decided by the U.S. Federal Courts for the Southern District of New York, to the jurisdiction of which courts Owner and Charterer hereby submit for the purpose of adjudication of such disputes. The parties hereby authorize service of process in connection with any court proceedings to be commenced pursuant to this Article 29 to be made at the addresses referred to in Article 28.

          (b) Complete Agreement.  This Charter Party (including any document(s)
              ------------------
incorporated by reference herein and/or annexed hereto) is intended by the parties to constitute the final expression of their agreement regarding the bareboat chartering of the Vessel and is the complete and exclusive statement of the terms under which the bareboat chartering is undertaken.

          (c) Amendments.  No amendment, supplement, supplement, modification,
              ----------
waiver or discharge of any term in this Charter Party shall be valid unless agreed in writing and executed by both Owner and Charterer and, if required by
Section 9.02 of the Indenture, by the Indenture Trustee.

          (d) Severability of Provisions.  Any provision of this Charter Party
              --------------------------
which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof invalid or unenforceable in any respect.

          (e) Headings.  The division of this Charter Party into sections, the
              --------
provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Charter Party.

          (f) Counterpart Execution.  This Charter Party may be executed in any
              ---------------------
number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof being deemed the "original executed counterpart" and all other counterparts being deemed duplicates. For purposes of recordation, Owner and Charterer agree that certain information set forth on Schedules 1 through 4 may be omitted from the counterpart presented for filing.

          (g) Successors and Assigns.  This Charter Party, including the terms
              ----------------------
and provisions hereof, shall be binding upon Owner and Charterer and their respective successors and assigns and inure to the benefit of Owner and Charterer and their respective successors and permitted assigns.

          (h) Investment of Security Funds.  Any amounts held by Owner as
              ----------------------------
security hereunder that would be payable to Charterer upon satisfaction of any applicable conditions shall be invested and reinvested by Owner (or, so long as this Charter Party shall be subject to the Lien of the Indenture, the Indenture Trustee), from time to time in Permitted Investments at the written direction of Charterer. Owner shall have no liability for any loss resulting from any investment required to be made other than by reason of its willful misconduct or gross negligence. Any net income or gain realized as a result of any such investment or reinvestment shall be applied by Owner at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof, or of any other Operative Document pursuant to which such amounts were required to be held. Charterer shall be responsible for any net loss realized as a result of any such investment or reinvestment and shall reimburse Owner (or the Indenture Trustee, as the case may be) therefor on demand. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by Owner whenever necessary to make any application as required by the terms of this Charter Party or of any applicable Operative Document.

          (i) Immunities; Satisfaction of Undertakings; Successor Owner Trustee.
              -----------------------------------------------------------------
Except as expressly provided herein, all and each of the representations, warranties, undertakings and agreements herein made on the part of Owner are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Managing Trustee personally but are made and intended for the purpose of binding only the Trust Estate, and this Charter Party is executed and delivered by the Managing Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Managing Trustee or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of Owner, either expressed or implied, all such personal liability, if any, being expressly waived by Charterer; provided, however, that (a) Charterer or any Person claiming by,
           --------  -------
through or under it, making claim hereunder, may subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (b) the Managing Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct and for the matters described in clauses (i) through (v) of the last sentence of Section 7.2 of the Trust Agreement. Subject to the terms and conditions hereof, each time a successor Managing Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Managing Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of its predecessor Managing Trustee hereunder and under the other Operative Documents, and the predecessor Managing Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by Charterer and without in any way altering the terms of this Charter Party or such other Operative Documents or the obligations of Charterer hereunder or thereunder. Charterer, at its expense, upon receipt of written notice of the appointment of a successor Managing Trustee in accordance with the Operative Documents, promptly shall make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Managing Trustee in such insurance policies, schedules, certificates and other instruments relating to the Vessel Interest or this Charter Party or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Managing Trustee.

          (j) Performance of Obligations to Indenture Trustee and Holders.
              -----------------------------------------------------------
After this Charter Party shall no longer be subject to the Lien of the Indenture, the provisions of this Charter Party which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Indenture Trustee or any Holder shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          (k) True Lease.  This Charter Party is intended as and shall
              ----------
constitute an agreement of lease or charter and nothing herein shall be construed as conveying to Charterer any right, title or interest in or to the Vessel Interest other than as charterer hereunder, it being expressly understood by the parties hereto that the foregoing does not constitute a covenant, representation or warranty of Charterer.

          (l) Survival of Agreements.  The representations, warranties,
              ----------------------
covenants and indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Charter Party, the Investment by Owner Participant and the purchase of the Secured Notes by the Loan

Participant, any disposition of any interest of the Owner Participant or Owner in the Vessel, and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that compliance with any of the other terms, provisions or conditions of any of the Operative Documents shall have been waived.

          IN WITNESS WHEREOF, the parties have caused this Charter Party to be duly executed as of the 19th day of December , 1996.


                         DUMOCO EAGLE TRUST

                         By:  Deutsche Morgan Grenfell
                              (Cayman) Limited, not in its
                              individual capacity, but solely
                              as Managing Trustee


                         By: /s/ James Baird
                            --------------------------
                           Name: James Baird
                           Title: Attorney in Fact


                         Mobil Marine Finance Company II Inc.

                         By: /s/ R.E. Sliwinski
                            ---------------------------
                            Name: R.E. Sliwinski
                            Title: Authorized Signatory

                                   SCHEDULE 1
                                   ----------

Vessel: M/V Eagle

Owner's Cost: $82,500,000

Builder: Sumitomo Heavy Industries, Ltd.

Scheduled Delivery Date: December 19, 1996

Charter Expiration Date: January 2, 2013

U.K. Lease Term:  December 20, 2019

U.K. Lessor: Abbey National December Leasing (4) Limited